UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  March 14, 2013

                      First Financial Northwest, Inc.
(Exact name of registrant as specified in its charter)

Washington	001-3365	26-0610707
State or other jurisdiction of Incorporation	Commission File Number	(I.R.S. Employer Identification No.)

201 Wells Avenue South, Renton, Washington		98057
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number (including area code) (425) 255-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
       240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 15, 2013, First Financial Northwest, Inc. (the “Company”), the holding company for First Savings Bank Northwest (“Bank”), announced that it had received all required bank regulatory approvals for the appointment of Kevin D. Padrick to the Company’s and the Bank’s respective Boards of Directors.  Mr. Padrick will attend the Company’s Board of Directors’ meeting on Wednesday, March 20, 2013 and at that time will be appointed to serve on the Nominating and Corporate Governance Committee and the Compensation Committee of the Company’s Board of Directors.

As disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on December 20, 2012, Mr. Padrick’s appointment was made pursuant to the settlement agreement (“Settlement Agreement”), entered into by the Company with Joseph Stilwell and his affiliated entities as a result of last year’s contested director election as amended on January 16, 2013 and February 25, 2013.  The amendments were disclosed in the Company’s Current Reports on Form 8-K filed with the SEC on January 17, 2013 and February 26, 2013, respectively.

There are no family relationships between Mr. Padrick and any director or executive officer of the Company or the Bank and Mr. Padrick was not appointed as a director pursuant to any arrangement or understanding with any person, other than the terms of the Settlement Agreement (as amended) referenced above.  Mr. Padrick has not engaged in any transaction with the Company or the Bank that would be reportable as a related party transaction under the rules of the SEC.

In connection with Mr. Padrick’s appointment to the Board and pursuant to the Settlement Agreement, Mr. Victor Karpiak will resign as Chairman of the Board of the Company’s Board of Directors at the Board of Directors’ March 20, 2013 meeting.  Mr. Karpiak’s resignation is effective immediately; he will, however, continue to serve as a director on the Company’s Board of Directors until September 2013.

It is anticipated that at the Board of Directors’ March 20, 2013 meeting, Dr. Gary F. Kohlwes will be appointed as Chairman of the Company’s Board of Directors.  Dr. Kohlwes has served as a member of the Company’s Board of Directors since its inception in 2007 and has served as a director of the Bank since 1977.  In addition, Dr. Kohlwes has served as Secretary of the Bank since 1982 and is a Trustee of the First Financial Northwest Foundation and serves as its Executive Director.

The Company also is announcing the resignation of Director M. Scott Gaspard from the Boards of Directors of the Company and the Bank effective March 20, 2013.  Mr. Gaspard served as a director of the Company since January 1, 2012 and is resigning to pursue other business interests.  Mr. Gaspard, at the time of his resignation, will not be a member of any Board of Directors’ committees.  Mr. Gaspard’s letter of resignation did not indicate that his resignation was in connection with any disagreement with the Company pertaining to the Company’s operations, policies or practices.

For further additional information concerning the Company’s announcements, reference is made to the press release attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)           Exhibits

The following exhibit is being furnished herewith and this list shall constitute the exhibit index:

99.1           Press Release dated March 15, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FIRST FINANCIAL NORTHWEST, INC.

DATE: March 18, 2013	By: /s/Victor Karpiak
Victor Karpiak President and Chief Executive Officer